UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): December 8, 2016

CHENIERE ENERGY, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-16383	95-4352386
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

700 Milam Street Suite 1900 Houston, Texas		77002
(Address of principal executive offices)		(Zip Code)

Registrant's telephone number, including area code: (713) 375-5000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
Key Executive Severance Pay Plan

On December 8, 2016, the Compensation Committee (the “Compensation Committee”) of the Board of Directors (the “Board”) of Cheniere Energy, Inc. (the “Company”) recommended and the Board approved the Cheniere Energy, Inc. Key Executive Severance Pay Plan (the “Severance Plan”). The Severance Plan is intended to provide severance compensation benefits to the executive officers and other officers of the Company and its affiliates in the event of the termination of their employment under certain circumstances. Under the Severance Plan, our officers, including our Chief Executive Officer and other executive officers, are eligible for certain post-employment compensation and benefits, which vary depending upon whether a change in control or termination of employment occurs. The Severance Plan also provides certain compensation and benefits in the event of a change in control of the Company, even absent a termination of employment. To the extent of any overlap, severance benefits for which an officer may be eligible would be provided under any employment agreement, and any amounts to which the officer would be eligible under the Severance Plan would be reduced.

Severance and Benefits in Connection with a Change in Control. With respect to each executive officer, upon the occurrence of a change in control, even absent a termination of employment, generally notwithstanding the provisions of any other benefit plan or agreement, and subject to certain conditions outlined in the Severance Plan:

•
all of the executive officer’s outstanding unvested equity awards, equity-based awards, annual awards and retention awards (collectively, “Incentive Awards”) which are time-based will automatically vest in full as of the date of the change in control;

•	the executive officer’s outstanding unvested performance-based Incentive Awards that vest based on performance metrics other than TSR will vest at the target level for such Incentive Award; and

•
the executive officer’s outstanding unvested performance-based Incentive Awards that vest based on total shareholder return (“TSR”) will vest as of the date of the change in control based on actual TSR as of the date of the change in control.

In the event that an executive officer’s employment is terminated within three months prior to or 24 months following a change in control and upon the occurrence of the executive’s termination of employment by us without cause, or by such executive for good reason, then such officer is entitled to receive, in addition to, but not duplication of, benefits resulting from a pre-termination change in control, and subject to certain conditions outlined in the Severance Plan:

•
a lump sum payment within 60 days following termination in an amount equal to three times (in the case of the Chief Executive Officer) or two times (in the case of other executive officers) the sum of (a) the officer’s annual base salary in effect when the termination occurs and (b) the officer’s target annual cash bonus for the year of termination; plus

•	a lump sum payment within 60 days following termination in an amount equal to the officer’s pro-rated target annual cash bonus for the year of termination; plus

•	the officer’s unpaid annual cash bonus, if any, earned for the year prior to the year of termination; plus

•
acceleration of vesting of all of the executive officer’s outstanding unvested time-based Incentive Awards; and the executive officer’s outstanding unvested performance-based Incentive Awards (A) that vest based on TSR will vest based on actual TSR as of the date of the change in control and (B)

that vest based on performance metrics other than TSR will vest at the target level for such Incentive Award.
Severance and Benefits Not in Connection with a Change in Control. In the event that an executive officer’s employment is terminated by the officer for good reason or by us without cause, and not in connection with a change in control, as described above, then such officer is entitled to receive, subject to certain conditions outlined in the Severance Plan:

•
a lump sum payment within 60 days following termination in an amount equal to two times (in the case of the Chief Executive Officer) or 1.5 times (in the case of other executive officers) the sum of (a) the officer’s annual base salary in effect when the termination occurs and (b) the officer’s target annual cash bonus for the year of termination; plus

•	a lump sum payment within 60 days following termination in an amount equal to the officer’s pro-rated target annual cash bonus for the year of termination; plus

•	the officer’s unpaid annual cash bonus, if any, earned for the year prior to the year of termination; plus

•
acceleration of vesting of the executive officer’s outstanding unvested time-based Incentive Awards that were granted more than three months prior to the termination and that otherwise would have vested within one year following such termination; and vesting of a pro-rated portion of the executive officer’s outstanding unvested performance-based Incentive Awards that were granted more than six months prior to the termination based on actual performance levels achieved at the end of the applicable performance period.

Provisions Applicable Whether or Not Termination is in Connection with a Change in Control. In addition to the above, for a period of 24 months following the termination date, subject to certain conditions outlined in the Severance Plan, the executive officer shall receive continued subsidized health care benefits, to be provided concurrently with any health care benefit required under COBRA. At the discretion of the Company, the executive officers also may receive outplacement benefits at our expense.
As a condition to receiving benefits under the Severance Plan, participants will be subject to certain conditions, including entering into non-competition, non-solicitation, non-disclosure, non-disparagement and release agreements with us.
If any amounts will become subject to the excise tax imposed by Section 4999 of the Internal Revenue Code of 1986, as amended (the “Code”), or otherwise non-deductible under Section 280G of the Code, then such amounts will be reduced so as not to become subject to such excise tax, but only if the net amount of such payments as so reduced is greater than or equal to the net amount of such payments without such reduction. If any participant is a “specified employee” under Section 409A of the Code, any compensation or benefits to be paid or received under the Severance Plan as a result of termination of employment and that constitute “non-qualified deferred compensation” are to be delayed in accordance with the Code.

Amendment to Employee Inducement Incentive Plan

On December 8, 2016, the Compensation Committee recommended and the Board approved reducing the remaining shares available for issuance under the Company's 2015 Employee Inducement Incentive Plan to zero.

Annual Compensation Actions

On December 8, 2016, the Compensation Committee recommended and the Board approved a bonus payment under the Company’s annual bonus program for each of the executive officers of the Company with respect to the year ended December 31, 2016, payable in cash. The following table sets forth the 2016 cash bonus award for the Company’s President and Chief Executive Officer and Executive Vice President and Chief Financial Officer.

2016 Cash Bonus Awards

Executive Officer	2016 Cash Bonus Award
Jack A. Fusco President and Chief Executive Officer	$2,303,938
Michael Wortley Executive Vice President and Chief Financial Officer	$1,000,000

Item 9.01 Financial Statements and Exhibits.
d)    Exhibits

Exhibit
Number	Description
10.1†	Cheniere Energy, Inc. Key Executive Severance Pay Plan
________________________
† Management contract or compensatory plan or arrangement.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CHENIERE ENERGY, INC.

Date: December 14, 2016	By:	/s/ Michael J. Wortley
	Name:	Michael J. Wortley
	Title:	Executive Vice President and
Chief Financial Officer

EXHIBIT INDEX

Exhibit
Number	Description
10.1†	Cheniere Energy, Inc. Key Executive Severance Pay Plan
________________________
† Management contract or compensatory plan or arrangement.